STRUCTURING FEE AGREEMENT

                                                          [          ], 2010

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152

Ladies and Gentlemen:

      Reference is made to the Underwriting Agreement dated [          ],
2010 (the "UNDERWRITING AGREEMENT"), by and among First Trust High Income Long/Short Fund (the "FUND"), First Trust Advisors L.P. (the "ADVISER"), MacKay Shields LLC (the "SUBADVISER", together with the Adviser, the "ADVISERS") and each of the Underwriters named therein, severally, with respect to the issue and sale of the Fund's common shares of beneficial interest (the "COMMON SHARES") (the "OFFERING"), as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1. Fee.

      In consideration of your services assisting the Advisers with respect to the structure and design of the Fund and the organization of the Fund as well as services related to the sale and distribution of the Fund's Common Shares, including without limitation, views from an investor market and distribution perspective on (i) investment policies to consider in light of today's market,
(ii) the amount and nature of economic and/or financial leverage that could be accepted by the potential investor community, (iii) marketing issues with respect to investments in non-investment grade securities, (iv) marketing issues with respect to utilization of a long/short strategy and (v) the overall marketing and positioning for the Fund's initial public offering, the Advisers
shall pay a fee to you in the aggregate amount of $[          ] (the "FEE").
The Fee shall be paid on or before the Closing Date (as defined in the Underwriting Agreement). The Fee shall be paid by wire transfer to the order of Wells Fargo Securities, LLC.

      In the event that the Advisers (or the Fund or any person or entity affiliated with the Advisers or the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer participating in the Offering (each, an "OTHER BROKER") for any services or otherwise in connection with the Offering or with respect to the Fund or its Common Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), and whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker's "OTHER COMPENSATION"), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to you hereunder, expressed as a percentage of the aggregate price to the public of the Common Shares sold by you in the Offering (including any Common Shares over-allotted by you in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as a percentage of the aggregate price to the public of the Common Shares sold by such Other Broker in the Offering.

      2. Term.This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

         3. Indemnification.

      The Advisers agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

      4. Not an Adviser; No Fiduciary Duty.The Advisers acknowledge that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Advisers hereby acknowledge that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Advisers agree that they are solely responsible for making their own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Advisers on related or other matters).

      5. Not Exclusive.Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

      6. Assignment.This Agreement may not be assigned by any party without prior written consent of the other parties.

      7. Amendment; Waiver.No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

      8. Governing Law.This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      9. Counterparts.This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      This Agreement shall be effective as of the date first written above.

                                        FIRST TRUST ADVISORS L.P.


                                        By: ______________________________
                                             Name:
                                             Title:



                                        MACKAY SHIELDS LLC


                                        By: ______________________________
                                             Name:
                                             Title:


Agreed and Accepted:

WELLS FARGO SECURITIES, LLC

By: ______________________________
     Name:  Jerry Raio
     Title:    Managing Director

                           INDEMNIFICATION AGREEMENT
                                                          [          ], 2010
Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152

Ladies and Gentlemen:

      In connection with the engagement of Wells Fargo Securities, LLC (the "BANK") to assist the undersigned, First Trust Advisors L.P. and MacKay Shields LLC (together with their affiliates and subsidiaries, the "COMPANIES") with respect to the matters set forth in the Structuring Fee Agreement dated [(black circle)], 2010 between the Companies and the Bank (the "AGREEMENT"), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an "INDEMNIFIED PARTY") becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "PROCEEDING") with respect to the services performed pursuant to and in accordance with the Agreement, the Companies agree to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Companies will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure so to notify the Companies (i) will not relieve the Companies from liability under this paragraph to the extent they are not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Companies from any liability which they may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by the Bank. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party. No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

      If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and their stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Companies or their stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Companies contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Companies if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Companies were not guilty of such fraudulent misrepresentation. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank's prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

      The Companies agree that no Indemnified Party shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted primarily from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH OF THE INDEMNIFIED PARTY AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANIES AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANIES ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                        Very truly yours,

                                        FIRST TRUST ADVISORS L.P.



                                        By: ______________________________
                                             Name:
                                             Title:


                                        MACKAY SHIELDS LLC


                                        By: ______________________________
                                             Name:
                                             Title:


Agreed and Accepted:

WELLS FARGO SECURITIES, LLC

By: ______________________________
     Name: Jerry Raio
     Title:   Managing Director